United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2009
Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hangar Road, Avoca, Pennsylvania	18641
(Address of principal executive offices)	(Zip Code)

(570) 457-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into to a Material Definitive Agreement.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective December 29, 2009, Five Star Bank (“Five Star”) executed an Allonge and an Assignment of Note and Note Documents (together, the “Assignment Documents”) pursuant to which that certain $1,000,000 Line of Credit Note and related documents and agreements dated March 3, 2009 made jointly and severally by Airborne, Inc. (“Airborne”) and Saker Aviation Services, Inc. (the “Company”) in favor of Five Star (collectively, the “Loan Agreements”) were sold, assigned and transferred to Birch Hill Capital, LLC (“Birch Hill”). The Loan Agreements are more particularly described in Item 1.01 of the Company’s Current Report on Form 8-K dated March 2, 2009 and the information contained under the heading “Five Star Bank Loan Agreement” in such Item 1.01 is incorporated herein by reference. Approximately $1,000,000 was outstanding under the Line of Credit Note as of December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010		SAKER AVIATION SERVICES, INC.

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer